Exhibit 10.3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***].”  SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

LEASE AGREEMENT

Province / District	:	Erzurum/Aziziye

District / Street / Number	:	Organize Sanayi Bölgesi, 2. Sanayi Caddesi, No: 25

Type of Leased Property	:	2,565 m2 - Commercial

Lessors

Name- Surnames and

Addresses	:	1) Murat Ozan (TR ID No: [***])

Address: [***]

2) Tuğba Ozan (TR ID No: [***])

Address: [***]

3) Muhterem Ozan (TR ID No: [***])

Address: [***]

4) Fatih Ozan (TR ID No: [***])

Address: [***]

Lessee’s Name, Surname	:	D-Market Elektronik Hizmetler ve Tic. A.Ş. (“Lessee”)

Lessee’s Address	:	Kuştepe Mh. Mecidiyeköy Yolu Cad., No:12, Kule 2 Kat:2 Şişli İstanbul

One Month Rental Equivalent	:	[***]

One Year Rental Equivalent	:	[***]

Payment of Rent	:	The rent shall be paid monthly to the Lessor’s accounts in advance on the first Thursday of each month as set out in Article 14 of this Agreement.

Rental Period	:	1 (one) year

Beginning of the Lease	:	This lease agreement will enter into force on the date of signature.

Delivery Status of the Leased Property	:	Clean and ready to use new building

What the Leased Property Will Be Used for	:	Workplace / Warehouse

Special Conditions

1.                            The Lessee shall use the leased property as a workplace/warehouse and leased the said immovable property for this purpose.

2.                            The Lessor shall deliver the leased property to the Lessee in a condition suitable for the intended use in the agreement and in a way that paint, paintwork, mechanical, electrical and architectural equipment are made and the fixtures specified in this agreement are new and working with a report and the Lessee shall evacuate the leased property in the same way and with a report upon the expiry of the agreement.

3.                            The Lessor is obliged to carry out the mechanical and electrical systems of the leased workplace, essential repairs that must be done in the leased property, including the exterior, immediately at the expense of the Lessor.

4.                            The Lessee is obliged to return the leased property as received, except for wear, deterioration and decrease caused by ordinary use. The Lessee shall be responsible for damages to the leased property caused by its own intention and negligence other than ordinary use. However, the Lessee is not responsible for any loss, deterioration and/or wear in the leased property due to its contractual use and/or ordinary use.

5.                            The Lessor is responsible for all defects in the leased property, including those that will arise after the leased property has been delivered to the Lessee. In such a case, the Lessee shall notify the Lessor of such defect and the Lessor shall immediately remedy the defect at its own expense.  If the defect is not remedied by the Lessor, the Lessee shall make the necessary repairs and maintenance to the Lessor’s account and shall deduct the expenses incurred from the rental price of the next month.  However, if the notification of the said defect to the Lessor and the repair and maintenance operations by the Lessor take time and cause damage to the Lessee, the Lessee shall make the said defect to the account of the Lessor without notifying the Lessor and shall deduct the costs incurred from the rental price of the following month.

6.                            The Lessor agrees that the leased place in this lease agreement may be used by Doğan Online and Doğan Group affiliates and group companies in the capacity of sub-tenant provided that all damages and damages that may occur without the prior written consent of the Lessor shall be covered by the Lessor. Apart from these, the Lessee may not transfer and assign, sub-lease or transfer the right to use the leased property in whole or in part without the prior written consent of the Lessor.

7.                            The Lessee may hang all kinds of announcements and signs in the places permitted in the management plan provided that he/she adheres to the management plan of the leased property and pays all kinds of taxes.

8.                            The Lessee shall be able to make all kinds of renovations and decorations without touching the static structure of the building for the use of the rented place as a workplace.  The Lessee is free to take the add-ons and portable decorations made without damaging the main building at the time of evacuation.  The Lessor shall not claim any rights and receivables in this context provided that the leased property is returned to the Lessee exactly as it was delivered.

9.                            As of the rental period of the leased place, natural gas, electricity, water, fuel money, telephone and internet expenses and apartment maintenance expenses shall be borne by the Lessee.

10.                     Mandatory insurance related to the leased property shall be taken out by the Lessee.  Liabilities related to the leased property (including municipal real estate taxes) etc.,  the ancillary expenses decided by the Lessor and/or Site and/or the Apartment management and the costs of the leased or peripheral fixture renewal belong to the Lessor and the Lessee has no responsibility in this context.

11.                     The Lessee agrees and undertakes that it will take the Electricity, Water, Natural Gas, Telephone and Internet subscriptions on the housing on its own behalf and when it evacuates the leased property, it will pay and close all the bills for its period.

12.                     Rental fees shall be deposited monthly in advance to the Lessor’s account specified in Article 14 on the first Thursday of each month.

The lease agreement has been concluded for 1 year.  If the Lessee does not terminate this agreement when the term expires, the agreement is deemed to be automatically extended for 1-year periods. For the automatic extended years, the annual rate of rent increase will be increased at the rate of  the producer, consumer price index (12-month average).

The monthly rental fee [***] is in the following amounts. It will be paid in advance by the Lessee to the bank accounts of the Lessor.

Murat Ozan

[***]

Bank / Branch: [***]

IBAN No: [***]

Fatih Ozan

[***]

Bank / Branch: [***]

IBAN No: [***]

Tuğba Ozan

Bank / Branch: [***]

IBAN No: [***]

Muhterem Ozan

Bank / Branch: [***]

IBAN No: [***]

15.                     The Lessee shall pay the rental price from the date in Article 23 of the lease agreement, not the whole of the rental price, in the month in which the Lessee enters the leased place. The witholding will be paid to the tax office every month by the Lessee, separately from the rental fee.

16.                     The Lessee may terminate this lease agreement without compensation and without giving any reason by giving 60 days’ prior notice at any time within the agreement period upon expiry of 1 year. The Lessee is obliged to pay the rent incurred in this case to the Lessor, but the Lessor accepts and undertakes not to make any claim for the unborn rent.  After the Lessee’s termination notice, the Lessee candidates who want to see the leased property are obliged to allow them to see the property and to hang the rental / sale posters, provided that they make an appointment in advance.

17.                     In the event that the Lessee does not obtain a “Business License” from the municipality to which the leased place is affiliated, the Lessee may terminate the lease agreement without compensation and immediately after the license application is rejected.  In such a case, the Lessee shall pay the rent born for the period until the notice of termination, but shall not pay the unborn rent for the following months.  In case a deposit is paid to the Lessor, the Lessor shall immediately return the paid deposit to the Lessee.

18.                     The parties are obliged to notify the other party in writing of the address changes within 7 (seven) days.  If this notification is not made, the notifications sent to the current address in the agreement will have all legal consequences of a legally valid notification.

19.                     In the matters for which there are no provisions in this agreement, the provisions of the Law No. 6570, the Law of Obligations and the relevant legislation are valid.

20.                     The Lessor accepts, declares and undertakes that he/she will not claim any rights/receivables from the Lessee before the beginning of the lease, that he/she will not demand any fee from the Lessee, and that the Lessee’s obligation to pay the rent will start after the signing of this agreement.

21.                     Istanbul Çağlayan and Erzurum Courts and Execution Offices are authorized for all disputes arising from this agreement.

22.                     The Lessee will be responsible for the declaration and payment of the withholding tax arising under this agreement. However, the Stamp Tax subject to this Agreement shall be paid equally by the parties.

23.                     This lease agreement, consisting of 23 (twenty three) articles, has been arranged in two copies and five pages and entered into force after being signed by the parties on 07/03/2020.

LESSEE:

D-Market Elektronik Hizmetler ve Ticaret A.Ş.
/s/ D-Market Elektronik Hizmetler ve Ticaret A.Ş.

LESSORS:
1)	Murat Ozan (TCKN: [***])	2)	Tuğba Ozan (TCKN: [***])

	/s/ Murat Ozan		/s/ Tuğba Ozan

3)	Muhterem Ozan (TCKN: [***])	4)	Faith Ozan (TCKN: [***])

	/s/ Muhterem Ozan		/s/ Faith Ozan